[GRAPHIC OMITTED]
                                  North Valley
                                    BANCORP


North Valley Bancorp Reports Strong Earnings for the Quarter Ending June 30,
2003

July 17, 2003 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $680 million in assets, today reported results for the three- and six-months ending June 30, 2003. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank ("SRB"). (All share and earnings per share figures have been adjusted to reflect the 3-for-2 stock split payable on May 15, 2003 to shareholders of record on April 15, 2003.)

Quarterly Results

         The Company reported net income for the quarter ended June 30, 2003 of $2,136,000 or $0.30 per diluted share compared to $1,908,000 or $0.26 per diluted share for the same period in 2002. This represents an increase in net income of $228,000 or 11.9% and an increase in diluted earnings per share of 15.4%. The primary factors contributing to the earnings growth were non-interest income which increased by $992,000 and no provision for loan losses in 2003 compared to $575,000 in 2002, partially offset by an increase in non-interest expense of $883,000.

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $499,000 or 6.7% compared to the same quarter in 2002. This was due to a decrease in interest income of $1,043,000 partially offset by a decrease in interest expense of $544,000. The decrease in interest income was primarily due to total average loans decreasing from $423,609,000 in the second quarter of 2002 to $404,478,000 in the second quarter of 2003 in addition to a decrease in average loan yields to 7.40% compared to 7.84% for the second quarter of 2002. Interest expense decreased primarily due to average rates paid on certificates of deposit which decreased to 2.16% in the second quarter of 2003 compared to 2.98% for the same period last year. The Company's overall yield on interest-bearing liabilities decreased to 1.57% from 2.18% for the same period in 2002. The Company's net interest margin fell to 4.84% for the second quarter of 2003 compared to 5.57% for the second quarter of 2002.

          Non-interest income increased to $3,154,000 for the quarter ended June 30, 2003 compared to $2,162,000 for the same period in 2002. This represents an increase of $992,000 or 45.9% and was primarily driven by gains on sales of loans of $868,000. As discussed in previous earnings releases, the Company began last year to employ a strategy of selling all fixed rate, conforming mortgage production into the secondary market to keep the loan portfolio duration relatively short and maintain an appropriate mix within the loan portfolio. Although this has a negative effect on the Company's loan growth and net interest margin in the short-term, Management believes this is a prudent, forward-looking strategy to mitigate risk to earnings in a rising interest rate environment. For the three months ending June 30, 2003, service charges on deposits increased to $1,136,000 compared to $1,020,000 in the same period in 2002.

         Noninterest expense totaled $6,949,000 for the three months ended June 30, 2003 compared to $6,066,000 for the same period in 2002 which is an increase of $883,000 or 14.6%. Salaries and benefits increased by 11.2% and was due primarily to organic growth within the Company and normal salary merit increases. Equipment expense increased from $430,000 in the second quarter of 2002 to $611,000 in the second quarter of 2003 due to the Company's new core operating system, which was purchased and placed into service in the fourth quarter of 2002.

Year-to-Date Results

         For the six months ending June 30, 2003, the Company reported net income of $4,231,000 or $0.59 per diluted share compared to $3,656,000 or $0.51 per diluted share for the same period in 2002. This represents an increase in net income of $575,000 or 15.7% and an increase in diluted earnings per share of 15.7%. The Company took no provision for loan losses for the six months ended June 30, 2003 compared to a provision of $995,000 in the same period last year. Net interest income was nearly flat compared to 2002, with a decrease of $106,000. Non-interest income increased by $1,442,000, fueled by gains on sales of mortgage loans of $1,072,000. For the six months ended June 30, 2003, non-interest expense increased by $1,543,000 or 12.7% over the same period last year. The increase was primarily due to an increase in equipment expense of $515,000 and salary expense which increased by $470,000.

         Nonperforming loans decreased to $2,921,000, or 0.75% of total loans at June 30, 2003, down from $3,136,000 or 0.74% of total loans at March 31, 2003, but up from $2,316,000, or 0.52% of total loans at December 31, 2002. For the period ended June 30, 2003, $1,150,000 of nonperforming loans were secured by first deeds of trust on real property and $1,107,000 represented the guaranteed portion of SBA non-performing loans. The allowance for loan losses at June 30, 2003 was $6,756,000 or 1.74% of total loans compared to $6,723,000 or 1.51% of total loans at December 31, 2002. No provision was made to the allowance for loan loss during the six months ended June 30, 2003 due to $33,000 in net recoveries of previously charged off loans and a $57 million reduction in total gross loans since December 31, 2002. The ratio of net charge-offs to average loans outstanding was negative due to net recoveries received of $33,000 and was (0.02%) on an annualized basis at June 30, 2003 compared to 0.20% for the year ended December 31, 2002. The allowance for loan losses as a percentage of nonperforming loans was 231.29% compared to 290.08% as of December 31, 2002.

         "We are pleased with our results for the second quarter of 2003. We fully understood that we would experience margin compression due to our strategy of selling our fixed-rate mortgage production. Also contributing to the margin compression was a change in the mix of interest-earning assets as loans decreased during the quarter and our investment in fed funds increased. We will continue to look at ways to deploy this excess liquidity without taking unnecessary interest rate risk," stated Mr. Cushman, President & CEO.

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank and Six Rivers Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                        or    Edward J. Czajka
President & Chief Executive Officer             Executive Vice President & Chief
(530) 226-2900    Fax: (530) 221-4877           Financial Officer

                       North Valley Bancorp & Subsidiaries
                        Statements of Income (unaudited)
                  Dollars in thousands except per share amounts
                        For the six months ended June 30,

                                                         2003         2002     $ Change      % Change
                                                    --------------------------------------------------
Interest Income
  Loans and leases including fees                   $   15,149   $   16,081   $     (932)        -5.8%
Investment Securities
     Taxable                                             1,948        2,331         (383)       -16.4%
     Non-taxable                                           668          796         (128)       -16.1%
  Federal funds sold                                       279          178          101         56.7%
                                                    --------------------------------------------------
Total interest income                                   18,044       19,386       (1,342)        -6.9%
Interest Expense
 Deposits                                                2,994        4,284       (1,290)       -30.1%
 Other borrowings                                          419          465          (46)        -9.9%
 Trust preferred securities                                613          513          100         19.5%
                                                    --------------------------------------------------
Total Interest Expense                                   4,026        5,262       (1,236)       -23.5%

Net Interest Income                                     14,018       14,124         (106)        -0.8%

Provision for loan and lease losses                          0          995         (995)      -100.0%
 Net interest income after provision for loan and
   Lease losses                                         14,018       13,129          889          6.8%

Noninterest Income:
  Service charges on deposit accounts                    2,426        2,533         (107)        -4.2%
  Other fees and charges                                 1,062          915          147         16.1%
  Gain on sale of loans                                  1,072           --        1,072          1.0%
  Gains on sale of securities                              156           13          143       1100.0%
  Other                                                  1,158          971          187         19.3%
                                                    --------------------------------------------------
Total noninterest income                                 5,874        4,432        1,442         32.5%

Noninterest Expense:
 Salaries and employee benefits                          6,677        6,207          470          7.6%
 Occupancy expense                                         836          781           55          7.0%
 Furniture and equipment expense                         1,360          845          515         60.9%
 Other                                                   4,772        4,269          503         11.8%
                                                    --------------------------------------------------
Total noninterest expense                               13,645       12,102        1,543         12.7%

Income before provision for income taxes
Income taxes                                             6,247        5,459          788         14.4%

Provision for income taxes                               2,016        1,803          213         11.8%

Net Income                                               4,231        3,656          575         15.7%

Net Income Per Share:
  Basic                                             $     0.62   $     0.52   $     0.10         19.2%
  Diluted                                           $     0.59   $     0.51   $     0.08         15.7%

Weighted Average Shares*
Basic                                                6,872,035    6,999,000
Diluted                                              7,219,042    7,185,000
*Adjusted for 3 for 2 stock split

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                         For the quarter ended June 30,

                                                       2003         2002      $ Change      % Change
                                                   --------------------------------------------------
Interest Income:
  Loans and leases including fees                  $    7,465   $    8,281   $     (816)        -9.9%
Investment Securities
     Taxable                                              902        1,144         (242)       -21.2%
     Non-taxable                                          314          392          (78)       -19.9%
  Federal funds sold                                      171           78           93        119.2%
                                                   --------------------------------------------------
Total interest income                                   8,852        9,895       (1,043)       -10.5%
Interest Expense:
 Deposits                                               1,398        1,982         (584)       -29.5%
 Other borrowings                                         189          249          (60)       -24.1%
 Trust preferred securities                               357          257          100         38.9%
                                                   --------------------------------------------------
Total Interest Expense                                  1,944        2,488         (544)       -21.9%

Net Interest Income                                     6,908        7,407         (499)        -6.7%

Provision for loan and lease losses                        --          575         (575)      -100.0%
Net Interest Income after Provision for loan and
  Lease Losses                                          6,908        6,832           76          1.1%

Noninterest Income:
  Service charges on deposit accounts                   1,136        1,020          116         11.4%
  Other fees and charges                                  607          696          (89)       -12.8%
  Gain on sale of loans                                   868           --          868        100.0%
  Gains on sale of securities                               5           13           (8)       -61.5%
  Other                                                   538          433          105         24.2%
                                                   --------------------------------------------------
Total noninterest income                                3,154        2,162          992         45.9%

Noninterest Expense:
 Salaries and employee benefits                         3,365        3,026          339         11.2%
 Occupancy expense                                        434          394           40         10.2%
 Furniture and equipment expense                          611          430          181         42.1%
 Other                                                  2,539        2,216          323         14.6%
                                                   --------------------------------------------------
Total noninterest expense                               6,949        6,066          883         14.6%

Income before Provision for Income Taxes
Income Taxes                                            3,113        2,928          185          6.3%

Provision for income taxes                                977        1,020          (43)        -4.2%

Net Income                                              2,136        1,908          228         11.9%

Net Income per Share:
  Basic                                            $     0.31   $     0.27   $     0.04         15.1%
  Diluted                                          $     0.30   $     0.26   $     0.04         15.3%

Weighted Average Shares *
Basic                                               6,806,675    7,000,502
Diluted                                             7,199,236    7,272,525
* Adjusted for 3-2 stock split

                      North Valley Bancorp and subsidiaries
                                  Balance Sheet
                  (dollars in thousands except per share data)
                                   (unaudited)

ASSETS                                                                          30-Jun-03   31-Dec-02     $ Change    % Change
                                                                               -----------------------------------------------
Cash and due from banks                                                        $   34,567   $   33,900   $      667       2.0%
Federal funds sold                                                                 72,150       21,400       50,750     237.1%
Cash held in other financial institutions                                             297          517         (220)    -42.6%

Securities:
  Available for sale, at fair value                                               140,762      110,475       30,287      27.4%
  Held to maturity, at amortized cost                                               1,455        1,455           --       0.0%
  FHLB & FRB Stock                                                                  3,184        3,258          (74)     -2.3%
Loans and leases, net of allowance
  for loan and lease losses and deferred loan fees                                380,677      437,843      (57,166)    -13.1%
Premises and equipment, net of accumulated
  depreciation and amortization                                                    12,630       13,156         (526)     -4.0%
Other real estate owned                                                                28           55          (27)    -49.1%
Goodwill and core deposit intangibles, net                                          2,524        2,772         (248)     -8.9%
Accrued interest receivable & other assets                                         31,508       30,939          569       1.8%
                                                                               -----------------------------------------------
                                                                                  679,782      655,770       24,012       3.7%


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                                          $  131,631   $  108,140       23,491      21.7%
  Interest-bearing demand                                                         144,297      142,432        1,865       1.3%
  Savings                                                                         146,725      132,373       14,352      10.8%
  Time certificates                                                               165,054      172,108       (7,054)     -4.1%
                                                                               -----------------------------------------------
Total deposits                                                                    587,707      555,053       32,654       5.9%
Fed funds purchased and other borrowings                                           20,672       32,888      (12,216)    -37.1%
Accrued interest and other liabilities                                              7,038        7,800         (761)     -9.8%
Company obligated manditorily redeemable cumulative
  trust preferred securities of subsidiary grantor trust                           16,000       10,000        6,000      60.0%
                                                                               -----------------------------------------------
Total liabilities                                                                 631,417      605,741       25,677       4.2%

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000 shares: none outstanding
Common stock, no par value:  authorized 20,000,000
  shares, outstanding  6,697,632 and 6,930,792 at
  June 30, 2003 and December 31, 2002                                              24,270       25,112         (842)     -3.4%
Retained Earnings                                                                  22,982       23,260         (278)     -1.2%
Accumulated other comprehensive income, net of tax                                  1,113        1,657         (544)    -32.8%
                                                                               -----------------------------------------------
Total stockholders' equity                                                         48,365       50,029       (1,665)     -3.3%

Total Liabilities & Shareholders Equity                                           679,782      655,770       24,012       3.7%

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)


Financial Ratios                                        For the six months
                                                          ended June 30,
                                                    ---------------------------
                                                       2003            2002
                                                    -----------     -----------
Return on average assets                                   1.28%           1.21%
Return on average equity                                  16.84%          16.27%
Efficiency ratio                                          68.60%          65.22%
Net interest margin (Taxable-equivalent)                   4.96%           5.39%
Average equity to average assets                           7.60%           7.42%

Allowance for Loan and Lease Losses

Balance beginning of year                           $     6,723     $     5,786
Provision for loan losses                                     0             995
Net charge offs                                             (33)            430

Balance end of period                               $     6,756     $     6,351



                                                          For the quarter
                                                           ended June 30,
                                                    ---------------------------
                                                       2003            2002
                                                    -----------     -----------
Return on average assets                                   1.29%           1.25%
Return on average equity                                  17.06%          16.77%
Efficiency ratio                                          69.06%          63.39%
Net interest margin (Taxable-equivalent)                   4.84%           5.57%
Average equity to average assets                           7.58%           7.46%


NON-PERFORMING ASSETS:

                                                    At June 30,  At December 31,
                                                       2003            2002
                                                    -----------     -----------
Total nonaccrual loans                              $     1,201     $     1,452
Loans 90 days past due and still accruing                 1,720             864

Total nonperforming loans                           $     2,921     $     2,316
Other real estate owned                                      28              55

Total nonperforming assets                          $     2,949     $     2,371

Nonaccrual loans to total gross loans                      0.31%           0.33%
Nonperforming loans to total gross loans                   0.75%           0.52%
Total nonperforming assets to total assets                 0.43%           0.36%

Allowance for loan losses to nonperforming loans         231.29%         290.28%
Allowance for loan losses to total gross loans             1.74%           1.51%
Allowance for loan losses to nonperforming assets        229.09%         283.55%

Total Gross Loans                                       387,402         444,566
Total Assets                                            679,782         655,770
Average Loans Outstanding                               420,031         424,272
Average Assets                                          660,974         619,911
Average Equity                                           50,253          46,579